Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

AvePoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	37,291,113(2)	$14.37(3)	$535,873,293.81	$153.10 per $1,000,000	$82,042.20
Total Offering Amounts				$535,873,293.81		$82,042.20
Total Fee Offsets (4)						-
Net Fee Due						$82,042.20

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Common Stock”) which become issuable under the AvePoint, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents shares of Common Stock that were added to the shares authorized for issuance under the 2021 Plan on January 1, 2022, January 1, 2023, January 1, 2024, and January 1, 2025, pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under the 2021 Plan will automatically increase on January 1st of each year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 5.0% of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding fiscal year or (b) a lesser number determined by the Registrant’s board of directors prior to the applicable January 1st.

(3)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $14.37 per share, which is the average of the high and low prices of Common Stock on April 11, 2025, as reported on the Nasdaq Global Select Market.

(4)	The Registrant does not have any fee offsets.